UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2021

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 14th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 207-2003

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a     Registrant

As previously disclosed, on September 10, 2020, Nuveen Churchill Direct Lending Corp. (the “Company”) entered into a Revolving Credit Agreement (together with the exhibits and schedules thereto, the ‘‘SMBC Credit Agreement”) between the Company, as the borrower (the “Borrower”), and Sumitomo Mitsui Banking Corporation, as the administrative agent for certain secured parties, the syndication agent, the lead arranger, the book manager, the letter of credit issuer and the lender, which is structured as a revolving credit facility secured by the capital commitments of the Company’s subscribed investors and certain related assets. Under Section 2.15 of the SMBC Credit Agreement, the Borrower may extend the initial maturity date of September 10, 2021 for one period of not less than six months but not more than twelve months, upon the satisfaction of conditions set forth therein. Accordingly, on September 10, 2021, the Company extended the maturity date from September 10, 2021 to September 9, 2022 pursuant to Section 2.15 of the SMBC Credit Agreement.

Item 8.01    Other Events

On September 1, 2021, the Company’s board of directors determined to extend the fundraising period from 18 months to 24 months after the initial closing on March 13, 2020. As a result of the foregoing, the Company extended the period during which it may hold additional closings from September 13, 2021 to March 13, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Direct Lending Corp.

Date: September 14, 2021	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President